UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 22, 2006
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

First Cash Financial Services, Inc. (the "Company") filed a Form 8-K on August 28, 2006 to announce, among other things, the execution of a definitive stock purchase agreement to acquire all of the common stock of Guaranteed Auto Finance, Inc. and SHAC, Inc., two privately held corporations collectively doing business as "Auto Master."

The purpose of this Current Report on Form 8-K/A is to provide certain additional historical and pro forma financial information related to the acquisition of Auto Master, which is provided in Item 9.01. under the headings: (a) Financial statements of business acquired; and (b) Pro forma financial information. The Company has not made any changes to the information or disclosures reported in the original Form 8-K filing. This amendment on Form 8-K/A continues to speak as of the date of the original filing (August 28, 2006), and the Company has not updated the disclosures contained therein to reflect any events that occurred at a later date.

Forward-Looking Information

This report and the included exhibits may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this report include, without limitation, the Company's expectations of earnings per share, earnings growth, revenues, profit margins, expansion strategies, industry growth, acquisition synergies, store openings, future liquidity, and cash flows. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this report speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this report. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, availability or access to sources of inventory, inclement weather, ability to successfully integrate acquisitions, ability to retain key management personnel, the ability to operate as a credit services organization in Texas, new legislative initiatives or governmental regulations, or changes to existing laws and regulations, affecting payday advance businesses, credit services organizations, pawn businesses and Buy-Here/Pay-Here automotive retailers in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company's 2005 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent quarterly reports on Form 10-Q.

Item 1.01    Entry into a Material Definitive Agreement

On August 22, 2006, the Company entered into an agreement to amend its existing long-term bank credit facility. The primary effect of the amendment was to increase the amount available under the line of credit from $25 million to $50 million and to extend the term of the facility until April 2009. The line of credit will continue to bear interest at the prevailing LIBOR rate plus a fixed margin of 1.375%. In addition, certain existing financial covenants were eliminated, and the covenant restricting the amount of share repurchases was modified to allow a maximum of $40 million annually, with a maximum of $75 million from August 2006 through April 2009. The Third Amendment to the Credit Agreement, dated August 22, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 25, 2006, the Company signed a definitive stock purchase agreement (the "Purchase Agreement") to acquire all of the common stock of Guaranteed Auto Finance, Inc. and SHAC, Inc., which are two privately held corporations d/b/a collectively as "Auto Master." The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The significant terms of the acquisition are reported in Item 2.01.

The press release announcing the Third Amendment to the Credit Agreement and the execution of the Purchase Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

On August 25, 2006, the Company completed the purchase of Guaranteed Auto Finance, Inc. and SHAC, Inc., two privately held corporations d/b/a collectively as "Auto Master." The purchase price for all the common stock of the two companies was $33.7 million. The terms of the transaction and the consideration paid were the result of arm's length negotiations between the Company and the sellers. Prior to the completion of the transaction, neither the Company nor any of its affiliates or officers, directors, or their associates had any material relationship with the sellers. The purchase price was funded through a combination of cash, First Cash's credit facility and notes payable to the selling shareholders of Guaranteed Auto Finance, Inc. and SHAC, Inc. The notes payable to the sellers total $10 million in aggregate and bear interest at 7%, with repayment to be completed over the next four years. One of the notes payable, in the principal amount of $1 million, is convertible after one year into 55,555 shares of the Company's common stock, at a conversion price of $18.00 per share.

Auto Master, based in Northwest Arkansas, owns and operates eight Buy-Here/Pay-Here automobile dealerships located in Arkansas, Missouri and Oklahoma, which specialize in the sale of clean, moderately-priced used vehicles. The customers of Auto Master, many of whom are under-banked or otherwise credit-challenged, typically utilize the dealerships' in-house financing programs, which feature affordable down payments and weekly or bi-weekly payment plans.

Vehicle inventory purchases are typically processed through a central reconditioning facility located in Northwest Arkansas, near Bentonville, for necessary repairs and detailing before being delivered to the retail locations. The consolidated purchasing and reconditioning functions, along with centralized inventory and sales management, allow Auto Master to expect retail margins of 50% or better on its vehicle sales. Most of the Company's underwriting, legal collection and other administrative functions are based at the same central facility. The Company expects to retain Auto Master's current management team and the administrative operational support facility located in Tontitown, Arkansas.

The revenues of Auto Master, which are comprised primarily of retail automobile sales and finance charges on the financing of the retail sales, totaled $44 million in its 2005 fiscal year and $34 million for the seven months ended July 31, 2006. Auto Master sold approximately 4,600 automobiles from its retail dealerships in 2005 and approximately 3,400 automobiles for the seven months ended July 31, 2006. The average retail price for Auto Master's vehicles is approximately $9,000. Auto Master targets gross profit margins from the retail sale of vehicles, net of allowances for uncollectible receivables, of approximately 30%.

Notes receivable from customers of Auto Master, net of allowances for uncollectible accounts, totaled approximately $30 million at July 31, 2006, while inventories totaled $3 million at that date. Auto Master expects that the average effective interest income yield on net customer receivables will typically range from 9% to 11%. At July 31, 2006, Auto Master had interest bearing debt of approximately $15 million, which the Company retired on the closing date, utilizing funds available under its own credit facility. Goodwill and other identified intangible assets arising from the acquisition are expected to total approximately $18 million.

Auto Master was founded in 1989 and its growth has been accomplished through de novo Buy-Here/Pay-Here dealership openings. It expects new dealership locations to become profitable within two to four months of their opening date and the dealerships are expected to generate positive monthly cash flow within approximately 24 months of opening.

This description of the Purchase Agreement is qualified in its entirety to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition

On August 28, 2006, the Company announced that it expects diluted earnings per share for 2006 will be in a range of $0.96 to $0.97, which exceeds its previously released guidance. The Company has initiated diluted earnings per share guidance for 2007 in a projected range of $1.25 to $1.30 per share. The Company also announced that it expects to open a total of 70 to 75 new pawn and short-term advance stores in 2007. In addition, with the acquisition of Auto Master, the Company plans to open 3 to 5 new Buy-Here/Pay-Here dealerships during the remainder of 2006 and 2007.

A copy of the Company's news release containing these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

The press release announcing the execution of the Purchase Agreement, the Third Amendment to the Credit Agreement and expected results of operations is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a) Financial statements of businesses acquired:

Independent auditors' report

Financial statements of Auto Master as of and for the year ended December 31, 2005

Financial statements of Auto Master as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 (unaudited)

Consent of Independent Registered Public Accounting Firm

(b) Pro forma financial information:

Unaudited combined pro forma Condensed Interim Balance Sheets of First Cash Financial Services, Inc. and Auto Master as of June 30, 2006

Unaudited combined pro forma Condensed Interim Statements of Income for First Cash Financial Services, Inc. and Auto Master for the year ended December 31, 2005 and for the six months ended June 30, 2006 and 2005

(d) Exhibits:

2.1 Stock Purchase Agreement dated August 25, 2006 between Auto Master and First Cash Financial Services, Inc. (1)

10.1 Third Amendment to the Credit Agreement dated August 22, 2006 (2)

99.1 Press Release dated August 28, 2006 announcing the Company's acquisition of a Buy-Here/Pay-Here automotive retailer, Auto Master (3)

      (1) Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 28, 2006

      (2) Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 28, 2006

      (3) Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on August 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 13, 2007	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document
2.1	Stock Purchase Agreement dated August 25, 2006.
10.1	Third Amendment to the Credit Agreement dated August 22, 2006.
99.1	Press Release dated August 28, 2006.

INDEX TO FINANCIAL STATEMENTS

Historical Financial Statements

Auto Master:

Independent Auditors' Report

Combined Balance Sheet as of December 31, 2005

Combined Statement of Income and Retained Earnings for the year ended
December 31, 2005

Combined Statement of Cash Flows for the year ended December 31, 2005

Notes to Combined Financial Statements

Unaudited Condensed Combined Interim Balance Sheet as of June 30, 2006

Unaudited Condensed Combined Interim Statements of Income for the six months ended June 30, 2006 and 2005

Unaudited Condensed Combined Interim Statements of Cash Flows for the six
months ended June 30, 2006 and 2005

Notes to Unaudited Condensed Combined Interim Financial Statements

Consent of Independent Registered Public Accounting Firm

Unaudited Combined Pro Forma Condensed Financial Information

First Cash Financial Services, Inc. and Auto Master:

Description of Pro Forma Statements

Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2006

Unaudited Combined Pro Forma Condensed Statement of Income for the
year ended December 31, 2005

Unaudited Combined Pro Forma Condensed Statement of Income for the
six months ended June 30, 2006

Unaudited Combined Pro Forma Condensed Statement of Income for the
six months ended June 30, 2005

Notes to Unaudited Combined Pro Forma Condensed Financial Statements

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Guaranteed Auto Finance, Inc. and SHAC, Inc.

We have audited the accompanying combined balance sheet of Guaranteed Auto Finance, Inc. and SHAC, Inc, as of December 31, 2005, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Guaranteed Auto Finance, Inc. and SHAC, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP
June 8, 2006
Fayetteville, Arkansas

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

COMBINED BALANCE SHEET
December 31, 2005
(in thousands)
ASSETS
Cash	$122
Finance receivables, net	25,135
Inventories	2,727
Prepaid expenses and other assets	9
Property and equipment, net	714
Note receivable from stockholder	394
Total assets	$29,101

LIABILITIES AND STOCKHOLDERS' EQUITY
Lines of credit	$9,130
Note payable to stockholder	2,000
Note payable	63
Accounts payable	1,593
Accrued liabilities	705
Total liabilities	13,491

Stockholders' equity:
Guaranteed Auto Finance, Inc. common stock;
100 shares authorized, issued and outstanding,
stated at cost	277
SHAC, Inc. common stock;
100 shares authorized, issued and outstanding,
stated at cost	-
Retained earnings	15,333
Total stockholders' equity	15,610
Total liabilities and stockholders' equity	$29,101

The accompanying notes are an integral part of these combined financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
Year Ended
December 31, 2005
(in thousands)
Revenues:
Auto sales	$41,289
Finance and service charges and other	3,143
44,432

Cost of revenues:
Cost of goods sold	19,907
Credit loss provision	11,394
31,301

Net revenues	13,131

Operating expenses
Selling and administrative expenses	7,585
Interest expense	524
Depreciation	143
8,252

Net income	4,879

Distributions to stockholders	(2,314)

Retained earnings, beginning of year	12,768

Retained earnings, end of year	$15,333

The accompanying notes are an integral part of these combined financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

COMBINED STATEMENT OF CASH FLOWS
Year Ended
December 31, 2005
(in thousands)
Cash flows from operating activities:
Net income	$4,879
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation	143
Provision for losses on finance receivables	11,394
Changes in operating assets and liabilities:
Increase in finance receivables	(16,957)
Increase in prepaid expenses and other assets	(2)
Decrease in inventories	485
Increase in accounts payable	1,124
Decrease in accrued expenses	(478)
Net cash flows from operating activities	588

Cash flows from investing activities:
Purchases of property and equipment	(454)
Increase in note receivable from stockholder	(9)
Net cash flows from investing activities	(463)

Cash flows from financing activities:
Net borrowings under lines of credit	1,300
Distribution to stockholders	(2,314)
Payments on note payable	(11)
Payments on note payable to stockholder	(23)
Proceeds from borrowing on note payable	74
Net cash flows from financing activities	(974)

Change in cash	(849)
Cash at beginning of the period	971
Cash at end of the period	$122

Supplemental disclosure of cash flow information:
Cash paid during the period for interest:	$547

The accompanying notes are an integral part of these combined financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2005

Note 1 - Summary of Significant Accounting Policies

Basis of combination

The accompanying combined financial statements include the accounts of Guaranteed Auto Finance, Inc. d/b/a Auto Master and SHAC, Inc. (collectively, the Company). References to the Company include Guaranteed Auto Finance, Inc. and SHAC, Inc. All material intercompany accounts and transactions have been eliminated upon combination.

Description of business

The Company is an automotive retailer focused exclusively on the "Buy Here/Pay Here" segment of the used car market. The Company primarily sells older model used vehicles and provides financing for substantially all of its customers. Many of the Company's customers have limited financial recourses and would not qualify for conventional financing as a result of limited credit histories or past credit problems. As of December 31, 2005, the Company operated eight retail locations located in Arkansas, Missouri and Oklahoma.

Finance receivables

The Company originates installment sale contracts from the sale of used vehicles at its retail locations. Finance receivables are collateralized by vehicles sold and consist of contractually scheduled payments from installment contracts net of unearned finance charges and an allowance for credit losses. Unearned finance charges represent the balance of interest income remaining from the total interest to be earned over the term of the related installment contract. An account is considered delinquent when a contractually scheduled payment has not been received by the scheduled payment date. The Company charges off accounts when management determines that timely collection of future payments is not probable.

The Company takes steps to repossess a vehicle when the customer becomes severely delinquent in his or her payments. Accounts are charged-off through the valuation allowance and a credit to trade finance receivable after the expiration of a statutory notice period for repossessed accounts, or when management determines that the timely collection of future payments is not probable for accounts where the Company has been unable to repossess the vehicle. For accounts that the vehicle was repossessed, the fair value of the repossessed vehicle is charged as a reduction of the gross finance receivable balance charged-off.

The Company maintains an allowance for credit losses on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its finance receivables. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends, delinquency, economic conditions and management's expectations of future credit losses. The allowance for credit losses is periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual credit losses to be materially different from the recorded allowance for credit losses, the Company believes that it has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

Inventories

Inventories consist primarily of used vehicles and are valued at the lower of cost or market on a specific identification basis. Vehicle reconditioning costs are capitalized as a component of inventory. Repossessed vehicles are recorded at fair value, which approximates wholesale value. The cost of used vehicles sold is determined using the specific identification method.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. Leasehold improvements are amortized over the shorter of the estimated life of the improvement or the lease period. Annual depreciation is provided for by using the straight-line method. Property and equipment consists of the following at December 31, 2005:

		Estimated
	Amount	Useful Lives
	(in thousands)

Buildings	$115	15
Machinery and equipment	196	5
Furniture and fixtures	711	5
Company vehicles	101	5
Leasehold improvements	170	15
	1,293

Less-accumulated depreciation	(579)
Net property and equipment	$714

Gains and losses from the sale of property and equipment are reflected in the year of disposal.
Costs of repairs and maintenance are expensed as incurred.

Income Taxes

Guaranteed Auto Finance, Inc. and SHAC, Inc. were formed as S corporations for federal and state income tax reporting purposes. Earnings are included in the stockholders' personal income tax returns and taxed depending on their personal tax situations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising costs

Advertising costs are expensed when incurred and consist principally of radio, television and print media marketing costs. Advertising expense totaled approximately $753,000 in 2005.

Revenue recognition

Revenues are generated principally from the sale of used vehicles, customer protection plans, interest income, and late fees earned on financed receivables.

Revenues from the sale of used vehicles are recognized when the sales contract is signed and the customer has taken possession of the vehicle. Customer protection plan revenues are recognized ratably over the service period and are included in sales with the related expenses included in cost of sales. Interest income is recognized on all active finance receivable accounts using the effective interest method. Active accounts include all accounts except those that have been paid-off or charged-off. Late fees are recognized when collected and are included in revenue.

Shipping and handling costs

Shipping and handling costs incurred are included in cost of goods sold.

Note 2 - Finance Receivables

The Company originates installment sale contracts from the sale of used vehicles at its retail locations. These installment sale contracts typically include interest rate of 7.25% per annum, are collateralized by the vehicle sold and provide for payments over periods ranging from 18 to 28 months. The components of finance receivables as of December 31, 2005 are as follows (amounts in thousands):

Amount

Gross contract amount	$33,268
Less - Unearned finance charges	(2,012)
Principal balance	31,256
Less - allowance for credit losses	(6,121)
Finance receivables, net	$25,135

Note 3 - Note Payable and Lines of Credit

Note payable at December 31, 2005, consists of (amounts in thousands):

Note payable to bank, secured by two vehicles; payable in monthly installments, including principal and interest; interest at 6.25%; matures April 2010.	$63

Under current repayment terms, future minimum payments of debt are as follows:

Year	Amount

2006	$13
2007	14
2008	15
2009	16
2010	5
Total	$63

The Company has a revolving line of credit with a bank. The maximum amount the Company may borrow on this line is the lesser of $9,000,000 or 35% of qualifying finance receivables. At December 31, 2005, the maximum remaining available balance the Company could borrow under this line of credit was $570,000. Outstanding borrowings under this line of credit were $8,430,000 at December 31, 2005. Borrowings on this line of credit bear interest at the Wall Street Journal Prime (WSJ Prime) rate minus 0.50% per annum (6.75% at December 31, 2005). The line of credit is secured by finance receivables and guaranteed by the Company's President and two stockholders.

The Company has a second revolving line of credit with a bank. The maximum amount the Company may borrow on this line is the lesser of $2,000,000 or 60% of qualifying inventories. At December 31, 2005, the maximum remaining available balance the Company could borrow under this line of credit was approximately $925,000. Outstanding borrowings under this line of credit were $700,000 at December 31, 2005. Borrowings on this line of credit bear interest at the WSJ Prime rate minus 0.50% per annum (6.75% at December 31, 2005). The line of credit is secured by inventory and guaranteed by the Company's President and two stockholders.

Effective February 28, 2006, the Company renewed these lines of credit described above for a period of one year under similar terms.

The Company has a third revolving line of credit with a bank under which it may borrow up to $3,000,000. There are no outstanding borrowings under this line of credit at December 31, 2005. Any future borrowings on this line of credit will bear interest at WSJ Prime (7.25% at December 31, 2005). The line of credit is secured by finance receivables. Any future borrowings under this agreement are due December 2006.

Note 4 - Operating Leases

The Company leases offices and a retail location from unrelated parties under operating leases expiring from 2006 to 2010. Rent expense was $45,580 for the year ended December 31, 2005. Future minimum annual rental payments at December 31, 2005, are as follows (amounts in thousands):

Year	Amount

2006	$61
2007	50
2008	46
2009	31
2010	6
Total	$194

Note 5 - Related Party Transactions

Note receivable from stockholder

Note receivable from stockholder consists of the following at December 31, 2005 (amount in thousands):

Note receivable from stockholder, due on demand, non-interest bearing	$394

Commitments

The Company leases its corporate office and certain retail locations from a related company. These leases include total monthly rental payments of $55,725 and expire December 2010. The leases may be renewed at the option of the Company for three successive five-year periods. Rent expense for 2005 for these facilities was approximately $669,000. Future minimum annual rental payments at December 31, 2005, are approximately as follows (amounts in thousands):

Year	Amount

2006	$685
2007	703
2008	720
2009	738
2010	757
Total	$3,603

Note payable to stockholder

Note to stockholder consists of the following at December 31, 2005 (amount in thousands):

Note payable to stockholder, due on demand, interest at 4.3%	$2,000

Interest expense on the stockholder note payable was $63,000 in 2005.

Note 6 - Concentration of Credit Risk

The Company maintains several bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At times, cash balance may be in excess of the FDIC insurance limit. The Company believes no significant concentration of credit risk exists with respect to cash.

Note 7 - Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan which covers all employees who have completed six months and 1,000 hours of service and are age 21 or older. Eligible employees may contribute to the plan a percentage of salary on a pre-tax basis subject to certain IRS limits. Discretionary Company contributions totaled $201,368 for the year ended December 31, 2005.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

CONDENSED COMBINED INTERIM BALANCE SHEET

UNAUDITED
June 30, 2006
(in thousands)
ASSETS
Cash	$23
Finance receivables, net	31,421
Inventories	3,246
Prepaid expenses and other assets	113
Property and equipment, net	781
Note receivable from stockholder	394
Total assets	$35,978

LIABILITIES AND STOCKHOLDERS' EQUITY
Lines of credit	$13,083
Note payable to stockholder	2,000
Note payable	29
Accounts payable	1,384
Accrued liabilities	1,049
Total liabilities	17,545

Stockholders' equity:
Guaranteed Auto Finance, Inc. common stock;
100 shares authorized, issued and outstanding,
stated at cost	277
SHAC, Inc. common stock;
100 shares authorized, issued and outstanding,
stated at cost	-
Retained earnings	18,156
Total stockholders' equity	18,433
Total liabilities and stockholders' equity	$35,978

The accompanying notes are an integral part of these condensed combined interim financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

CONDENSED COMBINED INTERIM STATEMENTS OF INCOME AND RETAINED EARNINGS

UNAUDITED
	Six Months Ended June 30,
	2006	2005
	(in thousands)
Revenues:
Auto sales	$27,678	$23,181
Finance and service charges and other	1,876	1,178

	29,554	24,359

Cost of revenues:
Cost of goods sold	13,753	10,474
Credit loss provision	6,695	6,535

	20,448	17,009

Net revenues	9,106	7,350

Operating expenses
Selling and administrative expenses	4,625	3,746
Interest expense	461	159
Depreciation	58	8

	5,144	3,913

Net income	3,962	3,437

Distributions to stockholders	(1,139)	(2,309)

Retained earnings, beginning of period	15,333	12,768

Retained earnings, end of period	$18,156	$13,896

The accompanying notes are an integral part of these condensed combined interim financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

CONDENSED COMBINED INTERIM STATEMENTS OF CASH FLOWS

UNAUDITED
	Six Months Ended June 30,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$3,962	$3,437
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	58	8
Provision for losses on finance receivables	6,695	6,535
Changes in operating assets and liabilities:
Finance receivables	(13,503)	(9,512)
Inventories	3	(87)
Prepaid expenses and other assets	(104)	(2,089)
Accounts payable and accrued liabilities	135	2,295

Net cash flows from operating activities	(2,754)	587

Cash flows from investing activities:
Purchases of property and equipment	(125)	112

Net cash flows from investing activities	(125)	112

Cash flows from financing activities:
Proceeds from debt	3,919	668
Distributions to stockholders	(1,139)	(2,309)

Net cash flows from financing activities	2,780	(1,641)

Change in cash	(99)	(942)
Cash at beginning of the period	122	971

Cash at end of the period	$23	$29

Supplemental disclosure of cash flow information:
Cash paid during the period for interest:	$461	$196

The accompanying notes are an integral part of these condensed combined interim financial statements.

GUARANTEED AUTO FINANCE, INC. and SHAC, INC.
d/b/a AUTO MASTER

NOTES TO UNAUDITED CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS

June 30, 2006 and 2005

Note 1 - Summary of Significant Accounting Policies

Basis of combination

The accompanying unaudited combined financial statements include the accounts of Guaranteed Auto Finance, Inc. d/b/a Auto Master and SHAC, Inc. (collectively, the Company). Such unaudited combined financial statements are condensed and do not include all disclosures and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements. References to the Company include Guaranteed Auto Finance, Inc. and SHAC, Inc. All material intercompany accounts and transactions have been eliminated upon combination.

Description of business

The Company is an automotive retailer focused exclusively on the "Buy Here/Pay Here" segment of the used car market. The Company primarily sells older model used vehicles and provides financing for substantially all of its customers. Many of the Company's customers have limited financial resources and would not qualify for conventional financing as a result of limited credit histories or past credit problems. The Company operated eight retail locations located in Arkansas, Missouri and Oklahoma as of June 30, 2006 and 2005.

Finance receivables

The Company originates installment sale contracts from the sale of used vehicles at its retail locations. Finance receivables are collateralized by vehicles sold and consist of contractually scheduled payments from installment contracts net of unearned finance charges and an allowance for credit losses. Unearned finance charges represent the balance of interest income remaining from the total interest to be earned over the term of the related installment contract. An account is considered delinquent when a contractually scheduled payment has not been received by the scheduled payment date. The Company charges off accounts when management determines that timely collection of future payments is not probable.

The Company takes steps to repossess a vehicle when the customer becomes severely delinquent in his or her payments. Accounts are charged-off through the valuation allowance and a credit to trade finance receivable after the expiration of a statutory notice period for repossessed accounts, or when management determines that the timely collection of future payments is not probable for accounts where the Company has been unable to repossess the vehicle. For accounts that the vehicle was repossessed, the fair value of the repossessed vehicle is charged as a reduction of the gross finance receivable balance charged-off.

The Company maintains an allowance for credit losses on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its finance receivables. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends, delinquency, economic conditions and management's expectations of future credit losses. The allowance for credit losses is periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual credit losses to be materially different from the recorded allowance for credit losses, the Company believes that it has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

Inventories

Inventories consist primarily of used vehicles and are valued at the lower of cost or market on a specific identification basis. Vehicle reconditioning costs are capitalized as a component of inventory. Repossessed vehicles are recorded at fair value, which approximates wholesale value. The cost of used vehicles sold is determined using the specific identification method.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. Leasehold improvements are amortized over the shorter of the estimated life of the improvement or the lease period. Annual depreciation is provided for by using the straight-line method. Gains and losses from the sale of property and equipment are reflected in the year of disposal. Costs of repairs and maintenance are expensed as incurred.

Income Taxes

Guaranteed Auto Finance, Inc. and SHAC, Inc. were formed as S corporations for federal and state income tax reporting purposes. Earnings are included in the stockholders' personal income tax returns and taxed depending on their personal tax situations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Revenues are generated principally from the sale of used vehicles, customer protection plans, interest income, and late fees earned on financed receivables.

Revenues from the sale of used vehicles are recognized when the sales contract is signed and the customer has taken possession of the vehicle. Customer protection plan revenues are recognized ratably over the service period and are included in sales with the related expenses included in cost of sales. Interest income is recognized on all active finance receivable accounts using the effective interest method. Active accounts include all accounts except those that have been paid-off or charged-off. Late fees are recognized when collected and are included in revenue.

Shipping and handling costs

Shipping and handling costs incurred are included in cost of goods sold.

Note 2 - Related Party Transactions

Note receivable from stockholder

Note receivable from stockholder consists of the following at June 30, 2006 (amount in thousands):

Note receivable from stockholder, due on demand, non-interest bearing	$394

Commitments

The Company leases its corporate office and certain retail locations from a related company. These leases expire December 2010. The leases may be renewed at the option of the Company for three successive five-year periods. Rent expense for the six months ended June 30, 2006 and 2005 for these facilities was $317,000 and $281,000, respectively.

Note payable to stockholder

Note to stockholder consists of the following at June 30, 2006 (amount in thousands):

Note payable to stockholder, due on demand, interest at 4.3%	$2,000

Interest expense on the stockholder note payable was $45,000 and $43,000 for the six month periods ended June 30, 2006 and 2005, respectively.

Note 3 - Concentration of Credit Risk

The Company maintains several bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At times, cash balance may be in excess of the FDIC insurance limit. The Company believes no significant concentration of credit risk exists with respect to cash.

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-71077 and 333-106878 on Form S-3, and Nos. 333-73391, 333-106880, 333-106881 and 333-132665 on Form S-8 of First Cash Financial Services, Inc. of our report dated June 8, 2006, relating to our audit of the combined financial statements of Guaranteed Auto Finance, Inc. and SHAC, Inc. as of and for the year ended December 31, 2005, included in this Current Report on Form 8-K.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

July 11, 2007
Fayetteville, Arkansas

UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF
FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER

On August 25, 2006, First Cash Financial Services, Inc. (the "Company" or "First Cash") signed a definitive stock purchase agreement (the "Purchase Agreement") to acquire all of the common stock of Guaranteed Auto Finance, Inc. and SHAC, Inc., which are two privately held corporations collectively doing business as "Auto Master." Auto Master is an automotive retailer and related finance company focused exclusively on the "Buy-Here/Pay-Here" segment of the used vehicle market.

The unaudited combined pro forma condensed statements of income are presented combining First Cash's condensed consolidated statements of income for the year ended December 31, 2005 and First Cash's unaudited condensed consolidated statements of income for the six months ended June 30, 2006 and 2005 with Auto Master's combined statements of income for the comparative period assuming the transaction occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 2006 and combines First Cash's unaudited June 30, 2006 condensed balance sheet amounts with Auto Master's unaudited balance sheet as of June 30, 2006.

The pro forma information is based on historical financial statements giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisition been consummated at the assumed dates or which may be attained in the future. The unaudited pro forma financial data and the notes thereto should be read in conjunction with each of the Company's and Auto Master's historical financial statements.

FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER
COMBINED PRO FORMA CONDENSED BALANCE SHEET
UNAUDITED
As of June 30, 2006

	Historical
	First Cash
	Financial	Auto	Pro Forma		Pro Forma
	Services	Master	Adjustments		Balance
	(in thousands, except per share data)

ASSETS
Cash and cash equivalents	$28,770	$23	$(23,700)	(1)	$5,093
Finance and service charges receivable	4,499	-	-		4,499
Customer receivables, net of allowances					-
of $198 and $4,084, respectively	36,065	16,025	-		52,090
Inventories	21,439	3,246	-		24,685
Prepaid expenses and other current assets	6,651	507	-		7,158

Total current assets	97,424	19,801	(23,700)		93,525

Customer receivables with long-term
maturities, net of allowance of $0
and $3,924, respectively	-	15,396	-		15,396
Property and equipment, net	27,004	781	-		27,785
Goodwill and other intangible assets, net	53,237	-	15,267	(2)	68,504
Other	1,132	-	-		1,132

Total assets	$178,797	$35,978	$(8,433)		$206,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of notes payable	$-	$2,008	$242	(3) (4)	$2,250
Accounts payable	902	1,384	-		2,286
Accrued liabilities	10,725	1,049	-		11,774

Total current liabilities	11,627	4,441	242		16,310

Revolving credit facility	-	13,083	2,029	(4) (5)	15,112
Notes payable, net of current portion	-	21	7,729	(3) (4)	7,750
Deferred income taxes payable	9,035	-	-		9,035

Total liabilities	20,662	17,545	10,000		48,207

Stockholders' equity:
Preferred stock	-	-	-		-
Common stock	345	277	(277)	(6)	345
Additional paid-in capital	89,123	-	-		89,123
Retained earnings	116,940	18,156	(18,156)	(6)	116,940
Common stock held in treasury	(48,273)	-	-		(48,273)

Total stockholders' equity	158,135	18,433	(18,433)		158,135

Total liabilities and stockholders' equity	$178,797	$35,978	$(8,433)		$206,342

The accompanying notes are an integral part of these combined pro forma condensed financial statements.

FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER
COMBINED PRO FORMA CONDENSED STATEMENT OF INCOME
UNAUDITED
For the year ended December 31, 2005

	Historical
	First Cash
	Financial	Auto	Pro Forma		Pro Forma
	Services	Master	Adjustments		Balance
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$102,139	$41,289	$-		$143,428
Finance and service charges	101,701	2,157	-		103,858
Other	3,935	986	-		4,921

	207,775	44,432	-		252,207

Cost of revenues:
Cost of goods sold	61,659	19,907	-		81,566
Credit loss provision	13,808	11,394	-		25,202
Other	301	-	-		301

	75,768	31,301	-		107,069

Net revenues	132,007	13,131	-		145,138

Expenses and other income:
Store operating expenses	67,430	6,246	-		73,676
Administrative expenses	19,412	1,339	-		20,751
Depreciation	5,804	143	-		5,947
Amortization	-	-	240	(7)	240
Interest expense	-	524	1,306	(8)	1,830
Interest income	(317)	-	317	(9)	-

	92,329	8,252	1,863		102,444

Income before income taxes	39,678	4,879	(1,863)		42,694
Provision for income taxes	14,295	-	(670)	(10)	13,625

Net income	$25,383	$4,879	$(1,193)		$29,069

Net income per share:
Basic	$0.81				$0.93

Diluted	$0.76				$0.87

The accompanying notes are an integral part of these combined pro forma condensed financial statements.

FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER
COMBINED PRO FORMA CONDENSED STATEMENT OF INCOME
UNAUDITED
For the six months ended June 30, 2006
	Historical
	First Cash
	Financial	Auto	Pro Forma		Pro Forma
	Services	Master	Adjustments		Balance
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$58,862	$27,678	$-		$86,540
Finance and service charges	51,206	1,375	-		52,581
Other	2,007	501	-		2,508

	112,075	29,554	-		141,629

Cost of revenues:
Cost of goods sold	34,533	13,753	-		48,286
Credit loss provision	4,539	6,695	-		11,234
Other	190	-	-		190

	39,262	20,448	-		59,710

Net revenues	72,813	9,106	-		81,919

Expenses and other income:
Store operating expenses	36,767	4,112	-		40,879
Administrative expenses	10,770	513	-		11,283
Depreciation	3,600	58	-		3,658
Amortization	-	-	120	(7)	120
Interest expense	-	461	(79)	(8)	382
Interest income	(550)	-	474	(9)	(76)

	50,587	5,144	515		56,246

Income before income taxes	22,226	3,962	(515)		25,673
Provision for income taxes	8,109	-	(185)	(10)	7,924

Net income	$14,117	$3,962	$(330)		$17,749

Net income per share:
Basic	$0.44				$0.55

Diluted	$0.43				$0.54

The accompanying notes are an integral part of these combined pro forma condensed financial statements.

FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER
COMBINED PRO FORMA CONDENSED STATEMENT OF INCOME
UNAUDITED
For the six months ended June 30, 2005

	Historical
	First Cash
	Financial	Auto	Pro Forma		Pro Forma
	Services	Master	Adjustments		Balance
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$46,781	$23,181	$-		$69,962
Finance and service charges	44,454	955	-		45,409
Other	2,092	223	-		2,315

	93,327	24,359	-		117,686

Cost of revenues:
Cost of goods sold	27,970	10,474	-		38,444
Credit loss provision	4,599	6,535	-		11,134
Other	134	-	-		134

	32,703	17,009	-		49,712

Net revenues	60,624	7,350	-		67,974

Expenses and other income:
Store operating expenses	31,925	3,329	-		35,254
Administrative expenses	8,425	417	-		8,842
Depreciation	2,662	8	-		2,670
Amortization	-	-	120	(7)	120
Interest expense	-	159	761	(8)	920
Interest income	(171)	-	171	(9)	-

	42,841	3,913	1,052		47,806

Income before income taxes	17,783	3,437	(1,052)		20,168
Provision for income taxes	6,491	-	(379)	(10)	6,112

Net income	$11,292	$3,437	$(673)		$14,056

Net income per share:
Basic	$0.36				$0.45

Diluted	$0.34				$0.42

The accompanying notes are an integral part of these combined pro forma condensed financial statements.

FIRST CASH FINANCIAL SERVICES, INC. AND AUTO MASTER
NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

1. Basis of Presentation

The unaudited combined pro forma condensed statements of income are presented combining First Cash's condensed consolidated statements of income for the year ended December 31, 2005 and First Cash's unaudited condensed consolidated statements of income for the six months ended June 30, 2006 and 2005 with Auto Master's combined statements of income for the comparable period assuming the transaction occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 2006 and combines First Cash's unaudited June 30, 2006 condensed balance sheet amounts with Auto Master's unaudited balance sheet as of June 30, 2006.

 In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

Note 2 - Acquisition

Pursuant to the Company's strategic initiative to grow and diversify its product suite within the specialty consumer finance industry, the Company acquired two affiliated companies, collectively doing business as Auto Master, an automotive retailer and related finance company focused exclusively on the "buy-here/pay-here" segment of the retail used vehicle market. Auto Master, based in Northwest Arkansas, owns and operates buy-here/pay-here automobile dealerships located in Arkansas, Missouri and Oklahoma, which specialize in the sale of clean, moderately-priced used vehicles. The definitive stock purchase agreement for the privately-held Auto Master group of companies was signed and closed on August 25, 2006. The acquisition was funded through a combination of $23.7 million in cash and notes payable to the sellers in the amount of $10 million. In addition, the Company retired approximately $14 million of the outstanding interest-bearing debt of Auto Master subsequent to closing the purchase transaction.

The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition. The excess purchase price over the estimated fair market value of the net tangible assets acquired and identifiable intangible assets has been recorded as goodwill. The results of operations of the acquired companies are included in the consolidated financial statements from its date of acquisition.

Note 3 - Summary of Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)  Reflects cash payment of $23.7 million to the sellers.

(2)  Reflects goodwill and other intangible assets acquired in purchase.

(3)  Reflects issuance of $10 million note payable to sellers ($2,250,000 current portion).

(4)  Reflects retirement of approximately $15.1 million of outstanding debt of Auto Master subsequent to closing.

(5)  Reflects increase in credit facility of $15.1 million to fund the acquisition.

(6)  Reflects elimination of equity of sellers.

(7)  Reflects amortization of amortizable intangible assets.

(8)  Reflects interest expense from additional borrowings to fund the acquisition, net of reduction of interest expense from Auto Master debt retired.

(9)  Reflects a reduction of interest income.

(10)  Reflects net change in income tax expense related to pro forma adjustment of pre-tax income.